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                                                                     Exhibit (2)

                       CERTIFICATE OF ENGLISH TRANSLATIONS

           Pursuant to Rule 306 of Regulation S-T, the registrant certifies that the exhibit in Item 19. (1) Articles of Incorporation is fair and accurate English translation.

                                                       KOMATSU LTD.
                                                -------------------------------
                                                        (Registrant)

                                                        /s/ Kenji Kinoshita
                                                --------------------------------
                                                        (Signature)

                                                Kenji Kinoshita
                                                Executive Officer

Date: July 23, 2002